SCHEDULE 14A INFORMATION STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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YOUBET.COM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California 91367
Telephone: (818) 668-2100

Dear Fellow Stockholder:

     You are cordially invited to attend Youbet.com’s Annual Meeting of Stockholders to be held on August 24, 2004, beginning at Noon, Pacific Time, at our executive offices located at 5901 De Soto Avenue, Woodland Hills, California 91367.

     You are being asked to elect seven directors to hold office for a term of one (1) year or until their successors are duly elected and qualified. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote FOR all of the proposed nominees for election to our Board.

     Your Board of Directors appreciates and encourages stockholder participation in Youbet.com’s affairs. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we request that you complete, sign, date and mail the enclosed proxy card in the envelope provided or vote via telephone or the Internet at your earliest convenience so that your vote will be counted at the meeting.

     Thank you for your cooperation.

Very truly yours,
/s/ CHARLES F. CHAMPION
Charles F. Champion
Chairman of the Board, President and Chief
Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
INFORMATION ABOUT THE COMPANY’S STOCK OWNERSHIP
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
INFORMATION ABOUT THE BOARD OF DIRECTORS, BOARD COMMITTEES AND DIRECTOR COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL TO BE VOTED UPON
PROPOSAL NO. 1 ELECTION OF DIRECTORS
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THESE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY
STOCKHOLDER PROPOSALS
FORWARD-LOOKING STATEMENTS

Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California 91367
Telephone: (818) 668-2100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Youbet.com, Inc. (the “Company”) will be held on August 24, 2004, beginning at Noon, Pacific Time, at the Company’s executive offices located at 5901 De Soto Avenue, Woodland Hills, California 91367, for the following purposes:

     1. To elect seven directors of the Company to hold office for a term of one (1) year or until their successors are duly elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Stockholders of record at the close of business on July 30, 2004, are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A complete list of these stockholders will be available at least ten days prior to the Annual Meeting at the Company’s executive offices located at 5901 De Soto Avenue, Woodland Hills, California 91367.

     Stockholders are requested to complete, sign, date and mail the enclosed proxy card in the envelope provided. No postage is required if the proxy card is mailed in the United States. Alternatively, stockholders may vote via telephone or the Internet.

By Order of the Board of Directors,
/s/ CHARLES F. CHAMPION
Charles F. Champion
Chairman of the Board, President and Chief
Executive Officer

Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California 91367
Telephone: (818) 668-2100

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 24, 2004

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

     The Annual Meeting of Stockholders (the “Annual Meeting”) of Youbet.com, Inc. (the “Company”) will be held on August 24, 2004, beginning at Noon, Pacific Time, at the Company’s executive offices located at 5901 De Soto Avenue, Woodland Hills, California 91367. At the Annual Meeting, stockholders will be asked to (i) elect seven directors of the Company to hold office for a term of one (1) year or until their successors are duly elected and qualified, and (ii) transact such other business as may properly come before the meeting. This proxy statement, together with the accompanying notice and enclosed proxy card, are first being sent to stockholders on or about August 3, 2004.

Why was the September 26, 2003 meeting postponed?

     The Company’s annual meeting previously scheduled for September 26, 2003 was postponed in accordance with an order issued by the Delaware Chancery Court. A copy of the Chancery Court’s Memorandum Opinion was included as an exhibit to the Company’s Current Report on Form 8-K, dated September 25, 2003 and filed September 26, 2003.

     In February of this year, the Company and ODS Technologies, L.P., a subsidiary of Gemstar-TV Guide International, Inc. (“Gemstar”) and doing business as Television Games Network (“TVG”) settled both the Delaware litigation and a related arbitration proceeding. In connection with this settlement, we agreed to withdraw our proposal to classify the Board of Directors into three classes with staggered terms and our proposal that future amendments to our Certificate of Incorporation would require a supermajority vote of stockholders. For additional information regarding our settlement with TVG, refer to the Company’s Current Report on Form 8-K dated February 19, 2004 and filed February 23, 2004 and the Company’s Current Report on Form 8-K dated March 31, 2004 and filed April 1, 2004.

How is this Annual Meeting different from the postponed annual meeting?

     As noted above, we agreed not to proceed with the classified board proposal and the supermajority voting proposal. This proxy statement relates only to the election of directors. You will notice that certain nominees to our Board of Directors are different than those nominees presented in the proxy statement for the postponed September 26 meeting.

Who is entitled to attend and vote at this Annual Meeting?

     Stockholders of record at the close of business on July 30, 2004 are entitled to attend and vote at the meeting. Each share of outstanding common stock is entitled to one vote. The proxy card provided with this proxy statement indicates the number of shares of our common stock that you own and are entitled to vote.

What constitutes a quorum at this Annual Meeting?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date of July 30, 2004, will constitute a quorum for purposes of this meeting. As of the record date, 30,625,890 shares of common stock were issued and outstanding. Proxies received but marked “withhold” or “abstain” and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting. A “broker non-vote” occurs when a broker holding shares of common stock as nominee for the beneficial owner signs and returns a proxy card to us but does not vote on a particular proposal because the broker has not received instructions on how to vote from the beneficial owner of our common stock and the broker does not have discretionary voting power from the beneficial owner with respect to that proposal.

How do I vote by proxy?

     Your vote is very important. Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States. Alternatively, you may vote via telephone or the Internet.

     If you properly fill in your proxy card and we receive it in time to vote at the meeting or if you vote via telephone or the Internet, your “proxy” (one of the individuals named on your proxy card) will vote your shares on your behalf as you have directed on your proxy card. If you sign the proxy card but do not make specific choices for the voting of your shares, then your proxy will vote your shares of common stock as recommended by the Board, that is, FOR the election of all seven nominees for director.

     If any other matter is presented, your proxy will vote your shares in accordance with your proxy’s best judgment. At present, the Board knows of no other business that is intended to be acted on at the meeting.

Can I vote by telephone or on-line?

     Yes. Voting via the Internet or by telephone is fast, convenient and your vote is immediately confirmed and tabulated. If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears in the shaded area at the top of the proxy card. These procedures, which comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by 11:59 p.m., New York Time, on August 23, 2004.

     If you own your shares in your own name, you can also vote via the Internet in accordance with the instructions provided on the enclosed proxy card. If your shares are held by a bank, broker or other nominee, you can also vote via the Internet or by telephone. The instructions to vote via the Internet or by telephone are provided on the voting form provided by your bank or broker. You may need to contact your bank or broker to vote.

How do I vote if my shares are held by my broker?

     If your shares of common stock are held by your broker in “street name”, you should instruct your broker concerning how to vote your shares in the manner provided by your broker.

Can I change my vote after I return my proxy card?

     Yes. You may change your vote at any time before the proxy is exercised at the meeting. To change your vote, you may:

     1. File with the Company’s Secretary a written notice “revoking” your earlier vote;

     2. Submit a properly completed and signed proxy card with a later date; or

     3. Appear in person at the meeting, declare your prior proxy to be revoked and then vote in person at the meeting (although merely attending the meeting will not revoke your proxy).

You may need to contact your bank or broker to vote.

What if I returned my proxy card, including my votes, before postponement of the September 26, 2003 meeting?

     As described above, the September 26, 2003 meeting was postponed in accordance with an order issued by the Delaware Chancery Court. Any votes cast by proxy prior to the September 26, 2003 meeting will not be counted or considered for any purpose at this Annual Meeting. Please complete, sign and date the enclosed proxy card or vote by telephone, online or in person, as described above, to vote at the rescheduled Annual Meeting even if you submitted a proxy card prior to the September 26, 2003 meeting.

How do I vote in person?

     If you plan to attend the meeting and vote in person, we will give you a ballot or a new proxy card when you arrive at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must contact such entity with respect to the procedure for you to vote in person.

What vote is required to approve each proposal?

     Directors are elected by a “plurality”. That is, seven nominees for director who receive the most votes from those shares present or presented at the meeting will be elected. Unless otherwise instructed on your signed proxy, your shares will be voted FOR the election of all seven directors. If you do not vote for a particular nominee, or if your broker does not vote your shares of common stock held in street name, or if you withhold authority for one or all nominees, your vote will not count either “for” or “against” the nominee, although it will be counted for purposes of determining whether there is a quorum at the meeting.

     Generally, the affirmative vote of a majority of the outstanding shares of common stock present or represented at the meeting and which are entitled to vote on the matter is required for any other matters which may properly come before the meeting. At present, the Board knows of no other matters to be presented for stockholder action at the meeting.

Are there any dissenters’ rights of appraisal?

     The Board is not proposing any action for which the laws of the State of Delaware, the Certificate of Incorporation or the by-laws of the Company provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares of common stock.

How are proxies being solicited?

     Proxies will be solicited on our behalf principally by mail, but additional solicitations may be made by telephone or other media by our officers, employees or agents. We may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by us.

Where are the Company’s principal executive offices?

     The principal executive offices of the Company are located at 5901 De Soto Avenue, Woodland Hills, California 91367.

How can I obtain additional information about the Company?

     A copy of the Company’s Annual Report on Form 10-KSB (without exhibits) accompanies this proxy statement. The Company, upon written request of any stockholder, will furnish without charge a copy of its Annual Report on Form 10-KSB (without exhibits) for the year ended December 31, 2003 and/or a copy of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. Please address all such requests to Youbet.com, Inc., 5901 De Soto Avenue, Woodland Hills, California 91367, Attention: Secretary.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that the Company file reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s website address is http://www.sec.gov. In addition, the Company’s Exchange Act filings may be inspected and copied at the Securities and Exchange Commission’s regional offices at 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the Securities and Exchange Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

INFORMATION ABOUT THE COMPANY’S STOCK OWNERSHIP

Which stockholders own at least five percent of the Company’s common stock?

     As of June 30, 2004, there were 30,641,230 shares of common stock outstanding. The table below sets forth information as of June 30, 2004, listing individuals and entities who are known, primarily from Schedules 13D and 13G filed by such individuals and entities, who beneficially own more than 5% of the Company’s common stock.

	Amount of Shares		Percent of Shares
Name and Address of Beneficial Owner[1]	Beneficially Owned		Outstanding
Charles F. Champion	1,587,500	[2]	5.2%
5901 De Soto Avenue
Woodland Hills, California 91367
David M. Marshall	1,897,887	[3]	6.2%
5901 De Soto Avenue
Woodland Hills, California 91367
Coghill Capital Management, L.L.C.	1,812,293	[4]	6.0%
One North Wacker Drive, Suite 4725
Chicago, Illinois 60606
ODS Technologies, LP d/b/a TVG	5,008,794	[5]	16.3%
6701 Center Drive West, Suite 160
Los Angeles, California 90045

1.	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and generally includes all voting or investment power with respect to securities. Except as noted, and subject to community property laws, the persons named in the table above have sole voting power of their Youbet common stock.

2.	Consists of 42,500 shares of common stock owned by Mr. Champion directly and 1,545,000 shares of common stock issuable upon the exercise of stock options held by Mr. Champion.

3.	Consists of (i) 797,787 shares of common stock owned by Mr. Marshall directly or through David Marshall, Inc., (ii) 100 shares of common stock issuable upon the exercise of stock options held by Mr. Marshall, (iii) 100,000 shares of common stock issuable upon the exercise of warrants held by Mr. Marshall, and (iv) 1,000,000 shares of common stock issuable upon the exercise of stock options granted pursuant to a Services Agreement between the Company and David Marshall, Inc. Excludes shares of common stock and shares underlying exercisable warrants owned by Sid Marshall and the Memorial Gift Trust for which Sid Marshall, David’s father, serves as Trustee.

4.	The information contained in this table, other than the calculation of percent of shares outstanding, with respect to Coghill Capital Management is based solely on a filing on Schedule 13G reporting beneficial ownership to the Securities and Exchange Commission.

5.	Consists of 3,884,650 shares issued upon exercise of a warrant in June 2002, 124,144 shares issued as part of the Company’s settlement with TVG in February 2004 for certain legal expenses incurred by TVG and 1,000,000 shares issued in April 2004 in connection with the surrender and termination of an unexercised warrant on March 31, 2004.

     How much common stock Is owned by the Company’s officers, directors and nominees for director?

     The following table sets forth, as of June 30, 2004, the amount of our common stock beneficially owned by:

•	Directors and nominees;

•	The officers named in the Executive Compensation table; and

•	All directors and executive officers as a group.

Stock Ownership of Officers, Directors and Nominees
as of June 30, 2004

			Percent of
	Amount and Nature		Shares
Name of Beneficial Owner[1]	of Beneficial Ownership		Outstanding
Charles F. Champion	1,587,500	[2]	5.2%
David M. Marshall	1,897,887	[3]	6.2%
Gary W. Sproule	600,000	[4]	2.0%
Michael Veitch	380,647	[5]	1.2%
Charles R. Bearchell	12,500	[6]	*
Gary Adelson	51,250	[7]	*
Joseph F. Barletta	58,333	[8]	*
Guy Chipparoni	58,750	[9]	*
James Edgar	106,667	[10]	*
Robert E. Brierley	—		*
All directors and executive officers as a group - 9 persons	4,753,534		15.5%

*	Less than one percent

1.	Beneficial ownership is determined according to the rules of the Securities and Exchange Commission and generally includes all voting or investment power with respect to securities. Except as noted, and subject to community property laws, the persons named in the table above have sole voting power of their common stock.

2.	Consists of 1,545,000 shares of common stock issuable upon the exercise of stock options and 42,500 shares of common stock owned.

3.	Consists of (i) 797,787 shares of common stock owned by Mr. Marshall directly or through David Marshall, Inc., (ii) 100 shares of common stock issuable upon the exercise of a stock option held by Mr. Marshall, (iii) 100,000 shares of common stock issuable upon the exercise of warrants held by Mr. Marshall, and (iv) 1,000,000 shares of common stock issuable upon the exercise of stock options granted pursuant to a Services Agreement between the Company and David Marshall, Inc. Excludes shares of common stock and shares underlying exercisable warrants owned by Sid

Marshall and the Memorial Gift Trust for which Sid Marshall, David’s father, serves as Trustee.

4.	Consists of 600,000 shares of common stock issuable upon the exercise of stock options.

5.	Consists of 350,000 shares of common stock issuable upon the exercise of stock options and 30,647 shares of common stock owned.

6.	Consists of 12,500 shares of common stock issuable upon the exercise of stock options.

7.	Consists of 51,250 shares of common stock issuable upon the exercise of stock options.

8.	Consists of 53,333 shares of common stock issuable upon the exercise of stock options and 5,000 shares of Commons Stock owned.

9.	Consists of 33,750 shares of common stock issuable upon the exercise of stock options and 25,000 shares of common stock owned.

10.	Consists of 86,667 shares of common stock issuable upon the exercise of stock options and 20,000 shares of common stock owned.

Do any of the directors or executive officers have an interest in the matters to be acted upon?

     Charles F. Champion, David M. Marshall, Gary Adelson, Guy Chipparoni, James Edgar and Joseph F. Barletta has been nominated for re-election as directors and Robert E. Brierley have been nominated as a director, and each, therefore, has a direct interest in the outcome of Proposal No. 1.

Did directors, executive officers and greater than ten percent stockholders comply with the Section 16(a) Beneficial Ownership Reporting Requirements in fiscal year 2003?

     Section 16(a) of Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of common stock (Forms 3, 4 and 5) with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors and greater-than-ten percent holders are required to furnish the Company with copies of all such forms, which they may have filed.

     Based solely upon a review of Forms 3 and Forms 4 furnished to the Company during the most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors and security holders required to file the same during the fiscal year ended December 31, 2003, except that Joseph F. Barletta who was late filing a Form 4 with respect to one transaction in July 2003. Corrective action has been taken.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

     The following table sets forth certain information regarding the executive officers and current directors of the Company:

Name	Age	Position
Charles F. Champion	50	Chairman of the Board, Chief
		Executive Officer, President
Gary W. Sproule	54	Chief Operating Officer
Michael J. Veitch	57	Chief Marketing Officer
Charles R. Bearchell	49	Chief Financial Officer
Gary Adelson	51	Director
Joseph F. Barletta	67	Director
Guy Chipparoni	46	Director
James Edgar	57	Director
David M. Marshall	41	Vice Chairman of the Board

Biographies of Executive Officers and Directors

     CHARLES F. CHAMPION joined Youbet in March 2002 as President and Chief Operating Officer and was promoted to Chief Executive Officer on September 11, 2002. He was elected to the additional position of Chairman of the Board of Youbet on August 5, 2003. He has also served as a Director since March 21, 2002. From July 2001 through March 2002, Mr. Champion served as a consultant to various firms. From January 1999 to June 2001, Mr. Champion was President and Publisher of Access Magazine. From 1995 through 1999, Mr. Champion served as Senior Vice President of Circulation and Marketing for Philadelphia Newspapers, Inc., a Knight Ridder Company, which includes the Philadelphia Inquirer and Daily News. From October 1990 to June 1995, Mr. Champion held various executive positions including Executive Vice-President of Sun-Times Company in Chicago and served as the President of the Chicago Sun-Times Charity Trust. Mr. Champion held a number of management and executive positions from 1973 to 1990 with both the Daily News of Los Angeles and Freedom Newspapers, the publisher of the Orange County Register.

     GARY W. SPROULE joined Youbet.com as Chief Financial Officer in May 2002 and was named Chief Operating Officer in May 2004. Prior to joining the company, Mr. Sproule served as Chief Financial Officer at Disney Interactive where he had worldwide finance responsibilities, including strategic planning, controllership, operations, administration, and information technology. Prior to Disney Interactive, Mr. Sproule served as Chief Financial Officer of WhatsHotNow.com, from 2000 to 2001, and prior to that, Chief Financial Officer of Magnet Interactive Communications, from 1997 to 2000. Mr. Sproule spent 25 years at UNOCAL, from 1972 through 1997, where he last held the position of Chief Operating Officer for the 76 Products Marketing Division.

     CHARLES R. BEARCHELL joined Youbet in June 2003 as Controller and Vice President of Finance and in May 2004, Mr. Bearchell was appointed Chief Financial Officer by the Board. Mr. Bearchell has been in an executive and management capacity at various public and private companies, including 10 years in the finance organization at Lockheed Martin. He also served for 10 years with the Pacific Regional Office of the Securities and Exchange Commission.

     MICHAEL J. VEITCH became Chief Marketing Officer of Youbet in October of 2002. Prior to joining Youbet, from July 2001 through September of 2002, Mr. Veitch was active in various early-stage media ventures. From April 1998 through June 2001, Mr. Veitch served as the CEO and Vice Chairman of Access Media Inc., the Publishers of Access Magazine. Previous to that, from July 1996 through early 1998, Mr. Veitch was President of Community Newspaper Company. He has amassed 30 years of relevant consumer marketing and general management experience, primarily in the newspaper and magazine industries. His early career included product management positions at both the Washington Post and The New York Times. He has subsequently held General Manager or Presidential positions at major newspaper operations in three of the top ten metropolitan markets. Mr. Veitch was also Chairman and CEO of the country’s second largest independent newspaper representative firm. On May 28, 2004, the Company and Mr. Veitch entered into a Separation Agreement and Release of Claims whereby his employment with the Company will end on December 31, 2004.

     GARY ADELSON has served as a Director since April 2002. Since February 1997, Mr. Adelson has been the Managing Partner of EastWest Venture Group. In 1993, Mr. Adelson founded Interactive Cable Systems, a private cable and telephony company that was acquired by MCI. Mr. Adelson began his career as producer of the long-running television series Eight is Enough. He went on to produce many other successful television series, television films, mini-series, and feature films, including The Last Starfighter, a revolutionary film first utilizing reality-based CGI, the Emmy-winning Sybil, Hook, Universal Soldier, and It Could Happen to You. He is a member of the Academy of Television Arts and Sciences, Academy of Motion Picture Arts and Sciences, the American Film Institute, and the Directors Guild of America.

     JOSEPH F. BARLETTA joined Youbet’s Board of Directors in December, 2002. Mr. Barletta is a private attorney and business consultant with an extensive media and legal background. He is currently a director of several companies including Armanino Foods of Distinction, a publicly traded company, and has served on the boards of more than 20 commercial as well as not-for-profit companies. He has served as either the Chief Executive or Chief Operating Officer of the New York Daily News, San Francisco Newspaper Agency (San Francisco Chronicle and San Francisco Examiner), TV Guide Magazine, Thomson Newspapers, Freedom Communications, and Murdoch Magazines. At the time those companies included the nation’s largest metropolitan newspaper, the nation’s largest weekly magazine, the nation’s largest advertising newspaper, the nation’s largest joint operating agency, and the nation’s largest newspaper group by number of units. He has also been a vice president of the Chicago Tribune and an executive with The Wall Street Journal. After first practicing law with his father in Pennsylvania, he was a New York City partner in the firm of Seyfarth, Shaw, Fairweather & Geraldson and later was of counsel in that firm’s San Francisco office. He has also served as a Public Utilities Commissioner for the City and County of San Francisco.

     GUY CHIPPARONI has served as a Director since April 2002. Mr. Chipparoni has been President of KemperLesnik Public Affairs, a division of KemperLesnik Communications since October 1998. The unit specializes in community, government and media relations, issues management, and grassroots outreach. Prior to joining KemperLesnik, Mr. Chipparoni was senior managing director of public affairs at Hill & Knowlton’s Chicago office, where, from 1992 to 1997, he built one of the most successful public affairs organizations in the Midwest. Prior to joining H&K, Mr. Chipparoni served as a Press Secretary to the Illinois Secretary of State and, later, former Governor Jim Edgar. Mr. Chipparoni also has worked on behalf of private industry by serving as liaison to state and local government to build support for corporate initiatives.

     JAMES EDGAR has served as a Director since June 2002. Mr. Edgar’s career in government spans 30 years. He served in the Illinois executive branch for 20 years, including two four-year terms as Illinois’s 38th Governor and 10 years prior to that as Secretary of State. He worked in the legislative branch of government for 10 years, which included his election to the Illinois House of Representatives. As Governor, Mr. Edgar crafted legislation that allowed horse racing to remain competitive with the rapidly growing riverboat casino industry. He also created laws to improve housing conditions for workers and their families at Illinois tracks. Since leaving the Governor’s Office in January 1999, Mr. Edgar and members of his family have engaged in raising and racing thoroughbreds and standardbreds. Mr. Edgar serves as senior advisor at KemperLesnik Public Affairs, a division of Chicago-based KemperLesnik Communications, and on a variety of corporate and not-for-profit boards of directors.

     DAVID M. MARSHALL has served as a Director since March 2002, when he rejoined Youbet as Chairman of the Board and Chief Executive Officer. In April 2002, Mr. Marshall became Vice Chairman of the Board of Directors as a former Youbet executive was appointed Chairman. In September 2002, Mr. Marshall relinquished his executive role when Charles Champion was promoted to Chief Executive Officer. From 1987 to 1999, Mr. Marshall served as a senior executive and director of Youbet. From 1989 to 1998 he held the title of Chairman of the Board and CEO. Mr. Marshall was also the co-founder of MiddleWare Telecom Corporation and PC-Totes, Inc., both of which merged to become Youbet. In 1987, PC-Totes developed the world’s first fault-tolerant, PC based computer totalisator system that is now used to operate wagering at horse and dog racing tracks in the Pacific Rim. MTC, a consulting company specializing in interactive systems development, had a client portfolio that included General Motors, True North Advertising, NTN Communications, and Maxwell Communications in the U.K.

     No director, director nominee, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company has, during the last five years (i) been convicted of any criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, United States federal or state securities laws or finding any violations with respect to such laws, except certain ongoing litigation involving Gemstar described in Gemstar’s Form 10-K for the year ended December 31, 2003 and its other filings with the Securities and

Exchange Commission, and the Delaware Chancery Court proceeding, which named the Company’s current directors, described under “Why was the September 26, 2003 meeting postponed” above.

Nominees to the Board of Directors

     The nominee for election to the Board is:

Name	Age
Robert E. Brierley	53

     Set forth below is a description of Mr. Brierley’s background and his principal occupations for at least the past five years.

ROBERT E. BRIERLEY has been the Chief Financial Officer of Extraction Systems, Inc., a company that produces molecular contamination measurement and control products for semiconductor lithography environments since October 2002. From October 2001 to October 2002, Mr. Brierley was the President and founder of Corporate Growth Advisors, a consulting firm providing business consulting services to start-up and emerging growth companies. Prior to that, Mr. Brierley was Chief Financial Officer of Access Media, Inc. from April 1999 through June 2001 and a consultant to Access Media until October 2001. Mr. Brierley received a Masters Degree from the Sloan School of Management at M.I.T. and a Bachelor’s Degree from Principia College.

INFORMATION ABOUT THE BOARD OF DIRECTORS, BOARD COMMITTEES
AND DIRECTOR COMPENSATION

The Board of Directors

     The Board oversees the business affairs of the Company and monitors the performance of management. Currently, there are seven seats on the Board (six seats are currently filled and one seat is vacant).

     The Board has affirmatively determined that Messrs. Adelson, Chipparoni, Edgar and Barletta are independent as defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”). The Board also has determined that, if elected, Mr. Brierley also is independent under NASD Rule 4200(a)(15). In reviewing the independence of the current Board members, the Board considered the consulting arrangement between the Company and Governor Edgar, and noting, among other factors, that the value of stock options vesting in each fiscal year pursuant to the terms of Governor Edgar’s consulting agreement is less that $60,000 each year, the Board determined that there are no relationships that would interfere with Governor Edgar’s independent judgment in carrying out his responsibilities as a director. For a summary of the material terms of Governor Edgar’s consulting agreement, see “Certain Relationships and Related Transactions.”

     During 2002, each director, other than Mr. Chipparoni, attended at least 75% of the total number of meetings of the Board and meetings of the Committees on which such director served. During 2003, each director, other than Mr. Adelson, attended at least 75% of the total number of meetings of the Board and meetings of the Committees on which such director served.

     Members of the Board discussed various business matters informally on numerous occasions throughout the years 2002 and 2003. Eighteen formal actions were taken by vote in Board meetings that occurred throughout 2002 or by unanimous consent during 2002. Seventeen formal actions were taken by vote in Board meetings that occurred throughout 2003 and two actions were taken by unanimous consent during 2003.

     Each Director is expected to attend and participate in, either in person or by means of telephonic or video conference, all scheduled meetings of the Board of Directors, including the annual meeting, and all meetings of the committees of the Board of Directors on which such director serves. The Company’s last annual meeting of stockholders was held on December 9, 2002, and two then-incumbent members of the then-incumbent Board attended that meeting.

Communications to the Board of Directors

     Individuals, including stockholders, can send communications directly to the Board of Directors by writing to: Youbet.com, Inc., Secretary (Attn: Board of Directors), 5901 De Soto Avenue, Woodland Hills, California 91367. Communications intended for Youbet’s non-management directors should be addressed to Youbet.com, Inc., Secretary (Attn: Board Non-Management Directors), 5901 De Soto Avenue, Woodland Hills, California 91367. Depending on the subject matter of the communication, it may be forwarded to the director(s) to whom it is addressed, handled directly by management, or not forwarded if it is primarily commercial in nature, if it relates to an improper or irrelevant topic or if it requires investigation to verify its content. Communications related to accounting matters will be delivered to the Company’s internal audit department and will be handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Conduct

     The Company has a code of business conduct and ethics, referred to as the Youbet.com Code of Conduct, which covers all directors, officers and employees. A copy of the Code of Conduct is available on the Company’s website at http://www.youbet.com/aboutyoubet/investors/code_of_conduct, or a printed copy can be obtained by writing to Youbet.com, Inc., Secretary, 5901 De Soto Avenue, Woodland Hills, California 91367. Any amendments to the Youbet.com Code of Conduct, as well as any waivers that are required to be disclosed under the rules of the Securities and Exchange Commission or the National Association of Securities Dealers, will be disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission and posted on the Company’s website.

Committees of the Board Of Directors

Strategic Planning Committee

     The Strategic Planning Committee is responsible for negotiating, structuring and reviewing the Company’s strategic initiatives, including possible business combinations, joint ventures, marketing alliances and other similar transactions. Messrs. Champion (Chairman), Edgar, Marshall, Barletta, Chipparoni and Adelson are the current members of the Strategic Planning Committee. During the fiscal year ended December 31, 2002, the Strategic Planning

Committee met three times, and during the fiscal year ended December 31, 2003, the Strategic Planning Committee did not meet.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee was formed in July 2003. The Nominating and Corporate Governance Committee is responsible for the search, identification, review and selection of qualified individuals to serve on the Board, and for the development and recommendation to the Board of a set of corporate governance principles applicable to the Company. The Nominating and Corporate Governance Committee operates pursuant to a written charter, a copy of which may be found on our website at http://www.youbet.com/aboutyoubet/investors/boardliterature.

     Messrs. Edgar (Chairman), Barletta, Chipparoni and Marshall are the current members of the Nominating and Corporate Governance Committee. Each of the members of the Nominating and Corporate Governance Committee is independent as defined by NASD Rule 4200(a)(15) other than Mr. Marshall. In this regard, the Board found Mr. Marshall’s service on the committee for the purpose of finding qualified independent directors to constitute exceptional circumstances that warranted his service on the committee. The Nominating and Corporate Governance Committee has recommended to the Board that the Board nominate Mr. Brierley as a director of the Company.

     Stockholder Nominations

     The Nominating and Corporate Governance Committee will accept nominations from stockholders. A stockholder who wishes to nominate a director should send a notice with the stockholder’s nomination and the information set forth below to the Secretary of the Company. According to the Company’s by-laws, the nomination must be received at the principal executive offices of the Company not less than 50 days nor more than 90 days prior to the date of the Company’s annual meeting, unless the Company gives less than 60 days notice to stockholders of the date of the annual meeting, in which case the nomination must be received not later than the 10th day following the date of the Company’s notice announcing the date of the annual meeting. Accordingly, for this Annual Meeting, stockholder nominations would need to be received by the Secretary of the Company on or before August 13, 2004. A stockholder’s notice to the Company concerning nominations for director shall set forth:

•	as to each person whom the stockholder proposes to nominate for election as a director, the name, age, business address and, if known, the residence address of each proposed nominee, the principal occupation or employment of each nominee and the number of shares of our common stock beneficially owned by each nominee; and

•	as to the stockholder giving notice, the stockholder’s name and address as they appear on the Company’s books and the class and number of shares of common stock that are beneficially owned by such stockholder.

     To date, no stockholder or group of stockholders owning more than 5% of the Company’s common stock for at least one year has put forth any director nominees, except TVG which nominated Robert Decker pursuant to its rights under the Warrant Issuance Agreement. On March 31, 2004, TVG withdrew its nomination of Mr. Decker. The Nominating and Corporate Governance Committee, however, is responsible for considering and making recommendations to the Board concerning director nominees by stockholders. Stockholders wishing to nominate a director should follow the Company’s nominating process set forth above and more fully described in the Company’s by-laws. All potential director candidates, regardless of source, are reviewed under the same process.

     The Nominating and Corporate Governance Committee will also comply with the separate nominating provisions set forth in the Warrant Issuance Agreement with respect to TVG’s right to nominate one or more directors to the Company’s Board.

     Minimum Criteria for Board Members

     The Nominating and Corporate Governance Committee will identify individuals qualified to become Board members and recommend candidates to fill new or vacant positions. In recommending such candidates, the Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include, but are not limited to, judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size and industry sector, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee will also review the qualifications of, and make recommendations, as it deems appropriate, regarding, director nominations submitted to the Company by stockholders. All potential director candidates, regardless of source, are reviewed under the same process.

     Process for Identifying Nominees

     The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are anticipated. Various potential candidates for director are then identified. Candidates may come to the attention of the Committee through current Board members, professional search firms, stockholders or other industry sources. In evaluating the candidate, the Committee will consider factors other than the candidate’s qualifications, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Candidates are evaluated at regular or special meetings of the Committee, and may be considered at any time during the year. In evaluating such candidates, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

     Mr. Brierley was recommended to the Nominating and Corporate Governance Committee by Charles Champion, the Company’s Chief Executive Officer. The Committee members then reviewed Mr. Brierley’s qualifications and interviewed him in accordance with the above described criteria and procedures.

Compensation Committee

     The Compensation Committee was formed in April 2002. The duties and responsibilities of the Compensation Committee are to review periodically the compensation of executive officers and other key employees, to make recommendations as to stock options, bonuses and salaries and to perform all other duties as the Board may from time to time designate. Messrs. Barletta (Chairman) and Chipparoni are the current members of the Compensation Committee. During the fiscal year ended December 31, 2002, the Compensation Committee met four times, and during the fiscal year ended December 31, 2003, the Compensation Committee met two times. The Compensation Committee operates pursuant to a written charter, a copy of which may be found on our website at http://www.youbet.com/aboutyoubet/investors/boardliterature.

Audit Committee

     The duties and responsibilities of the Audit Committee are to recommend the selection of the independent public accountants for the Company to the Board, to review the scope and cost of the audit, to review the performance and procedures of the auditors, to review the final report of the independent auditors, to be available for consultation with the independent auditors, to review with the Company’s Chief Financial Officer and independent auditors corporate accounting practices and policies and financial controls and to perform all other duties as the Board may from time to time designate. During the fiscal year ended December 31, 2002, the Audit Committee met three times, and during the fiscal year ended December 31, 2003, the Audit Committee met four times.

     Messrs. Adelson (Chairman), Edgar and Chipparoni are the current members of the Audit Committee. No current member of the Audit Committee has received any consulting fees (except Mr. Adelson and Mr. Edgar), advances or compensatory fees from the Company or its subsidiaries, and no member of the Audit Committee is an affiliate of the Company or its subsidiaries.

     In light of the revised independence standards for audit committee members promulgated by the NASD and the Securities and Exchange Commission, the Board will reconstitute the Audit Committee following the Annual Meeting. Assuming all seven director nominees are elected at the Annual Meeting, the Board has resolved to appoint Messrs. Barletta, Chipparoni and Brierley as the new members of the Audit Committee; however, the Board intends to meet and formally appoint the new Audit Committee at a meeting immediately following final certification of the voting results from this Annual Meeting, and the Board reserves the right to revise its current expectations for the Audit Committee within the context of the new NASD and Securities and Exchange Commission rules. The Board has determined that Messrs. Barletta, Chipparoni and Brierley are independent under the applicable rules of the Securities and Exchange Commission and the NASD such that they may sit on the Audit Committee. The Board has further determined that Mr. Brierley qualifies as an audit committee financial expert, as defined by Securities and Exchange Commission rules. None of these proposed new members of the Audit Committee receives any consulting fees, advances or compensatory fees from the Company or its subsidiaries, and no current or proposed member of the Audit Committee is an affiliate of the Company or its subsidiaries. The Board has adopted an updated Audit Committee Charter. A copy of this new charter is attached to this Proxy Statement as Appendix I, and a copy of the Audit Committee’s charter may also be found on our website at http://www.youbet.com/aboutyoubet/investors/boardliterature.

Audit and Non-Audit Fees

     The following table sets forth fees for services BDO Seidman, LLP provided during fiscal years 2003 and 2002:

	2003	2002
Audit Fees(1)	$121,231	$106,000
Audit-related fees(2)	0	0
Tax fees(3)	24,950	23,000
All other fees(4)	0	0

Total	$146,181	$129,000

1	Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with a Delaware statutory filing.

2	During 2003 and 2002, the Company did not incur fees for assurance services related to the audit of the Company’s financial statements and for services in connection with audits of the Company’s benefit plans, which services would be reported in this category.

3	Represents fees for services and advice provided in connection with preparation of the Company’s federal and state (California and Oregon) tax returns.

4	During 2003 and 2002, the Company did not incur any other fees related to Youbet’s financial statements and other services provided.

     The Audit Committee has determined that the provision of non-audit services by BDO Seidman, LLP is compatible with maintaining BDO Seidman, LLP’s independence, and none of such services were pre-approved pursuant to the de minimis exception provided in Section 10A(i)(1)(B) of the Exchange Act. Generally, the Audit Committee approves in advance audit and non-audit services to be provided by BDO Seidman, LLP. In other cases, in accordance with Securities and Exchange Commission Rule 2-01(c)(7) of Regulation S-X, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for matters which arise or otherwise require approval between regularly scheduled meetings of the Audit Committee, provided that the Chairman report such approvals to the Audit Committee and the next regularly scheduled meeting of the Audit Committee. Following the Annual Meeting, the Board may reconstitute the Audit Committee, and if it does so, the new Audit Committee may modify or replace the Audit Committee’s current pre-approval policies and procedures.

Audit Committee Report

     The following paragraphs constitute the report of the Audit Committee for the fiscal year ended December 31, 2003. In accordance with the Securities and Exchange Commission’s rules, this report shall not be deemed to be subject to Securities and Exchange Commission Regulation 14A or to Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any statements or reports filed by the Company with the Securities Exchange Commission that do not specifically incorporate this report by reference, even if this proxy statement is incorporated into any such report.

     Subsequent to the close of the 2003 fiscal year, the Audit Committee performed the following functions:

•	reviewed and discussed the Company’s audited financial statements with management;

•	discussed with the Company’s independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380). SAS 61 requires independent auditors to communicate certain matters related to the scope and conduct of an audit, including the adequacy of staffing and compensation, to those who have responsibility for oversight of the financial reporting process, specifically the Audit Committee. Among the matters to be communicated to the Audit Committee are: (i) methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates, and (iv) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements in addition to discussing the adequacy and effectiveness of the accounting and financial controls (including the Company’s system to monitor and manage business risk) and legal and ethical compliance programs;

•	received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the independent accountant relating to the independent accountant’s independence from the Company’s management and from the Company and the matters included in the written disclosures required by the Independence Standards Board in accordance with Rule 201-2.01 promulgated by the Securities and Exchange Commission and reviewed and selected the Company’s independent auditors; and

•	based on the review and discussions above with the Company’s management and the independent auditors concerning the quality of accounting principles, reasonableness of significant judgments, clarity of disclosures in the financial statements, results of the annual audit and other matters to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-KSB for the most recent fiscal year for filing with the Securities Exchange Commission.

In addition, the Audit Committee will continue to perform the following function:

•	review the interim financial statements with the Company’s management and the independent auditors prior to the filing of the Company’s Quarterly Reports and discuss the results of the quarterly reviews and other matters to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

By the members of the Audit Committee:

Gary Adelson, Chairman
James Edgar
Guy Chipparoni

Director Compensation

     Directors who are also employees receive no additional compensation for serving on the Board or its committees.

     In 2002, non-employee directors received no annual retainer or meeting fees, but were reimbursed for travel costs and other out-of-pocket expenses incurred to attend Board and committee meetings. With the appointment of Lawrence R. Lucas to the Board in January 2002, the Company granted to Mr. Lucas options to acquire 40,000 shares of common stock, pursuant to the 1998 Stock Option Plan. With the appointment of Gary Adelson and Guy Chipparoni in April 2002, the Company granted to each new director options to acquire 40,000 shares of common stock pursuant to the 1998 Stock Option Plan. With the appointment of James Edgar in June 2002, the Company granted to Mr. Edgar options to acquire 40,000 shares of common stock pursuant to the 1998 Stock Option Plan. With the election of Joseph Barletta to the Board in December 2002, the Company granted Mr. Barletta options to acquire 40,000 shares of common stock pursuant to our 1998 Stock Option Plan. The options vest monthly over one year and are exercisable for a period of ten years from the date of grant.

     Beginning in 2003, non-employee directors received:

•	$1,000 for each Board or Board member required meeting attended;

•	$500 for participation in each telephonic Board meeting;

•	$500 for each Board committee meeting attended;

•	$250 for participation in each telephonic Board committee meeting;

•	15,000 stock options granted annually, commencing after the initial year of service; and

•	5,000 stock options granted annually for each Board committee on which the director serves.

     All stock option exercise prices are set at the current market price on the day of the grant. The options will vest monthly over one year and are exercisable for a period of ten years from the date of grant. Non-employee directors are also reimbursed for travel costs and other out-of-pocket expenses incurred to attend Board and Board committee meetings.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officer Compensation

     The following table sets forth all compensation paid by the Company for the years ended December 31, 2003 and 2002 to the Chief Executive Officer and other executive officers of the Company whose total salary and bonus for 2003 exceeded $100,000. All of the named executive officers joined the Company in 2002, so no compensation disclosure for 2001 appears in the table.

						Long Term
						Compensation
		Annual Compensation				Awards &
Name and Principal Position	Year	Salary	Bonus	Other		Securities*
Charles F. Champion	2003	$388,332	$175,000	$87,995	(1)	950,000
Chairman of the Board, Chief	2002	204,360	25,000	31,426		750,000
Executive Officer and President		—	—	—		—
Gary W. Sproule	2003	$245,192	$125,000	$10,210	(2)	—
Chief Financial Officer	2002	125,481	—	5,250		300,000
Michael Veitch	2003	$215,384	$50,000	$56,038	(3)	250,000
Chief Marketing Officer	2002	46,154	25,000	2,250		100,000

*	Includes stock options.

1.	In 2003 and 2002, respectively, consists of $6,000 and $7,269 for automobile allowance, $74,992 and $22,892 for duplicative living expenses, and $7,003 and $1,265 for exec-u-care medical insurance.

2.	In 2003 and 2002, respectively, consists of $9,000 and $5,250 for automobile allowance and $1,210 and $0 for exec-u-care medical insurance.

3.	In 2003, consists of $9,000 for automobile allowance, $39,840 for duplicative living expenses, and $7,198 for exec-u-care medical insurance. In 2002, consists of $2,250 automobile allowance.

Option Grants in 2003

     The following table sets forth certain information regarding option grants to each of the Company’s named executive officers during the year ended December 31, 2003.

Rates of Stock
Appreciation for Option
	Individual Grants (1)				Term
Percent of
Total
	Number of	Options
	Securities	Granted to
	Underlying	All	Exercise
	Options	Employees in	Price per	Expiration	5% per	10% per
Name	Granted (1)	2003 (2)	Share	Date	Year (3)	Year (3)
Charles F. Champion	950,000	51.9%	$2.23	11/20/13	$1,332,313	$3,376,343
Gary W. Sproule	—	—	—	—	—	—
Michael J. Veitch	250,000	13.6%	2.00	11/27/08	251,558	637,497

1.	Options were granted under the 1998 Stock Plan and are exercisable for common stock.

2.	For the year ended December 31, 2003, a total of 1,831,734 stock options were granted to all employees including all named executive employees.

3.	Potential realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the current market value, of our common stock) set by the Securities and Exchange Commission, and therefore, are not intended to forecast possible future appreciation, if any, of Youbet’s stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock as well as the optionholder’s continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

Option Exercises and Fiscal Year-End Values

     As of December 31, 2003, for each of the named executive officers, the following table lists the number of the Company’s common shares underlying unexercised stock options and the value of unexercised in-the-money stock options.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options at
			Options at 12/31/03 (1)		12/31/03 (2)
	Shares
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Charles F. Champion	—	—	1,435,000	265,000	$1,232,450	$527,050
Gary W. Sproule	—	—	75,000	250,000	129,750	389,250
Michael J. Veitch	—	—	350,000	—	325,500	—

1.	Options shown were granted under the 1998 Stock Option Plan.

2.	Value of exercisable and unexercisable in-the-money stock options were calculated by taking the difference between the exercise price of each option and the closing market price of $2.51 for the common stock on December 31, 2003 and then multiplying by the number of options.

Equity Compensation Plan Information

     The following table sets forth certain information regarding the Company’s 1998 Stock Option Plans. All information set forth below is as of December 31, 2003, pursuant to applicable regulations.

			C
			Number of Securities
			Available for Future
			Issuance Under Equity
	A	B	Compensation Plans
	Number of Securities to be	Weighted-Average	(Excluding Securities
	Issued Upon Exercise of	Exercise Price of	Warrants and Rights
	Outstanding Options,	Outstanding Options,	Warrants and Rights
Equity Compensation Plans	Warrants, and Rights	Warrants, and Rights	Reflected in (A))
Stock Options Approved by Security Holders	6,581,704	$1.15	621,770
Warrants Approved by Security Holders (1)	17,861,874	$2.54	—

TOTAL	24,443,578	$2.17	621,770

(1) Represents number of shares and imputed per share price of TVG’s additional warrant as of December 31, 2003. TVG surrendered the additional warrant and it was terminated as of March 31, 2004.

Compensation Committee Report on Executive Compensation

     The Compensation Committee has furnished the following report on executive compensation for the 2003 fiscal year.

     The Compensation Committee has the authority to review and determine the salaries and bonuses of senior executive officers of the company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to all of the company’s employees under the Company’s 1998 Stock Option Plan.

     The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the company, reward individual contribution to the Company’s success and align the interests of the Company’s officers with the interests of its stockholders. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2003 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     Chief Executive Officer Compensation. From March 11, 2002 through September 10, 2002, Charles F. Champion served as the Company’s President and Chief Operating Officer. On September 11, 2002, Mr. Champion was promoted to Chief Executive Officer and retained the position of President. On August 5, 2003, Mr. Champion was also appointed to serve as the Chairman of the Board of Directors. Salary for 2003 represents $388,332 compensation plus $175,000 of accrued compensation. Other Compensation consists of $6,000 for automobile allowance, $74,992 for duplicative living expenses, and $7,003 for exec-u-care medical insurance. Long Term Compensation Awards consist of employee stock options.

     Other Senior Executive Officer Compensation during 2003. The Chief Financial Officer and Chief Marketing Officer salaries were negotiated and modified from time to time with a view toward rewards for performance associated with earnings.

     Base salaries and annual bonuses, if any, for senior executive officers are recommended by management and reviewed and approved by the Compensation Committee. The factors considered in setting compensation for senior executive officers in 2003 included overall corporate and segment performance, review of the salary levels for comparable positions at peer group companies, the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual.

     Compliance with Code Section 162(m). Section 162(m) of the Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance based. Non-performance based compensation paid to the company’s executive officers for the 2002 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the company’s executive officers for the 2004 fiscal year will exceed that limit. Because it is unlikely that the cash compensation payable to any of the company’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash non-performance based compensation of any executive officer ever approach the $1 million level.

     The Board did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 2003 fiscal year. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the company’s performance and the interests of the company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

By the members of the Compensation Committee:

Joseph F. Barletta
Guy Chipparoni

Employment, Service and Severance Agreements

     Charles F. Champion

     Effective March 11, 2002, Charles Champion and the Company entered into an employment agreement pursuant to which Mr. Champion serves as a Director and as President and Chief Operating Officer of the Company through March 2005. This employment agreement provided for Mr. Champion to receive an annual salary of $200,000 during the first year, subject to annual increases. Mr. Champion received $25,000 as a signing bonus and is also eligible to receive an annual bonus during the first year to be determined by the Board in its discretion and based on attaining certain profitability goals thereafter. Mr. Champion receives a monthly car allowance in the amount of $750. Mr. Champion was granted 400,000 stock options at an exercise price of $0.50, pursuant to the Company’s 1998 Stock Option Plan.

     Effective April 22, 2002, Mr. Champion and the Company entered into a First Amendment to the original employment agreement dated March 11, 2002. After the original employment agreement was entered into, the Company and Mr. Champion learned that certain vesting and matching provisions of the agreement could not be honored. In order to make Champion whole as a result of the impediment and in order to clarify his rights with respect to stock options, this First Amendment provides that in the event of separation from the Company for any reason before expiration of the employment agreement, Mr. Champion will be reimbursed for the unvested portion of company matched funds in his 401(k) account.

     Effective September 11, 2002, Mr. Champion and the Company entered into a Second Amendment to the original employment agreement dated March 11, 2002, to reflect his appointment to the position of Chief Executive Officer, in addition to President. Effective September 1, 2002, his annual salary was increased to $340,000 and he was granted an additional 350,000 stock options at an exercise price of $0.54, pursuant to the Company’s 1998 Stock Option Plan. The first 50,000 options vest immediately, with the remaining 300,000 options vesting at the rate of 10,000 per month. The amendment also provided that Mr. Champion will receive a special achievement bonus of 150,000 shares of the Company’s common stock upon a change of control as defined therein. Mr. Champion was entitled to be reimbursed up to $60,000 during the period September 1, 2002 through August 31, 2003 for duplicative living expenses while working in Los Angeles and residing in Pennsylvania.

     Effective June 16, 2003, Mr. Champion and the Company entered into a new three year employment agreement. Under the new agreement, Mr. Champion’s annual salary was increased to $440,000. In addition, he received an additional 950,000 stock options at an exercise price of $2.23, all of which are immediately vested and all unvested options immediately vested. The agreement also extends the $60,000 duplicative living expenses and car allowance for an additional two years.

     Gary W. Sproule

     Effective June 3, 2002, Gary W. Sproule and the Company entered into an Employment Agreement pursuant to which Mr. Sproule serves as Chief Financial Officer of the Company through June 2, 2004. This employment agreement provides for Mr. Sproule to receive an annual salary of $225,000 during the first year and an annual salary of $250,000 during the second year. Mr. Sproule is eligible to receive an annual bonus during the first and second years to be determined by the Board in its discretion and based on attaining certain profitability goals thereafter. Mr. Sproule receives a monthly car allowance in the amount of $750. Mr. Sproule was granted 300,000 stock options at an exercise price of $0.78, pursuant to the Company’s 1998 Stock Option Plan. If there is a change in control and Mr. Sproule’s employment is terminated, he will be entitled to a severance payment equal to 90 days of his annual compensation. This employment agreement was amended effective March 1, 2003 to accelerate the commencement of his second year, increased annual salary. In August 2003, the Company entered into a supplement to Mr. Sproule’s agreement which extended the amount of his severance and retention payments in the event of a change of control.

     Effective January 1, 2004, Mr. Sproule and the Company entered into a new employment agreement whereby Mr. Sproule was promoted to Senior Vice President, Operations of the Company. This new employment agreement will terminate two years after either the Company or Mr. Sproule provide notice to the other of their intention to terminate the agreement. Under the new agreement, Mr. Sproule’s annual salary was increased to $300,000 during the first year and an annual salary of $350,000 during the second year. In addition, he received an additional 300,000 stock options at an exercise price of $2.49, all of which are immediately vested and all unvested options immediately vested. In addition, Mr. Sproule is eligible to receive an annual bonus to be determined by the Board in its discretion and based on attaining certain profitability goals. Mr. Sproule also receives a monthly car allowance in the amount of $750 and reimbursement for personal financial consulting services up to $10,000. On May 11, 2004, Mr. Sproule was appointed Chief Operating Officer by the Board.

     Charles Bearchell

     Effective March 29, 2004, Charles Bearchell and the Company entered into Employment Agreement pursuant to which Mr. Bearchell serves as Senior Vice President of Finance of the Company through March 28, 2006. This employment agreement provides for Mr. Bearchell to receive an annual salary of $180,000. Mr. Bearchell is also eligible to receive an annual bonus to be determined by the Board in its discretion and based on attaining certain profitability goals. Mr. Bearchell receives a monthly car allowance in the amount of $600. On June 26, 2003, Mr. Bearchell was granted 50,000 stock options which vest ratably over four years at an exercise price of $2.93. On March 28, 2004, he was granted 150,000 stock options which vest ratably over four years at an exercise price of $3.49 pursuant to the Company’s 1998 Stock Option Plan. If there is a change in control and Mr. Bearchell’s employment is terminated, he will be entitled to a severance payment equal to one year of his annual compensation. On May 11, 2004, Mr. Bearchell was appointed Chief Financial Officer by the Board.

     Michael Veitch

     Effective September 30, 2002, Michael Veitch and the Company entered into an Employment Agreement pursuant to which Mr. Veitch serves as Chief Marketing Officer of the Company through October 1, 2004. This employment agreement provides for Mr. Veitch to receive an annual salary of $200,000 during the first year and an annual salary of $250,000 during the second year. Mr. Veitch received $25,000 as a signing bonus and is also eligible to receive an annual bonus during the first year and second year, to be determined by the Board in its discretion and based on attaining certain profitability goals thereafter. Mr. Veitch was granted 100,000 stock options with a vesting period of 60 days, at an exercise price of $0.53 per share, pursuant to the Company’s 1998 Stock Option Plan. If there is a change of control and Mr. Veitch’s employment is terminated, he will be entitled to a severance payment equal to six months of his annual compensation. Mr. Veitch receives a monthly car allowance in the amount of $750, and he was be reimbursed up to $30,000 during the period September 30, 2002 through September 30, 2003 for duplicative living expenses while working in Los Angeles and residing in Massachusetts. In August 2003, the Company entered into a supplement to Mr. Veitch’s agreement which extended the amount of his severance and retention payments in the event of a change of control. In November 2003, the Company awarded a bonus of 250,000 stock options at an exercise price of $2.00 per share, the fair market value on the date of grant, pursuant to the Company’s 1998 Stock Option Plan.

     On May 28, 2004, the Company and Mr. Veitch entered into a Separation Agreement and Release of Claims pursuant to which Mr. Veitch will end his employment with the Company on December 31, 2004. This agreement provides that Mr. Veitch will continue to receive his current salary through December 31, 2004. In addition, he will receive two lump sum payments totaling $85,000. Pursuant to the agreement, Mr. Veitch has agreed to release the Company from any claims arising from his employment with the Company.

Change of Control Arrangements

     The Company’s Compensation Committee has approved a retention and/or severance package for all employees in the event the Company undergoes a change of control. A change of control is defined as (i) any person acquiring beneficial ownership of common stock having the power to cast more than 30% of the votes with respect to the election of directors or to otherwise designate a majority of the Board, (ii) the sale or other disposition of all or substantially all of the Company’s assets, or (iii) a merger or consolidation in which Youbet was not the surviving entity or which triggers a change of control under clause (i) or (ii).

     The plan provides for severance payments in the event of a change of control encompassing:

•	a multiple of annual salary if an employee is terminated within two years of the change of control;

•	payment of continued COBRA health benefits for one year; and

•	all unvested options vest immediately and may be exercised within 90 days of termination.

     The plan also provides for retention payments in the event of a change of control, which includes payments over a designated number of quarters equal to a certain percentage of their salary. Both the severance and retention plans provide for a guarantee of bonus payments in the event the employee bonus plans are changed within two years of a change of control.

Comparison of Cumulative Total Returns

     The chart below compares the performance of the Company’s Common Stock with the performance of the NASDAQ Stock Market Index and a peer group index (the “Peer Group Index”) by measuring the changes in common stock prices from January 1, 1999 through the end of the Company’s fiscal year ended December 31, 2003. Pursuant to the Securities and Exchange Commission’s rules, the Company created a peer group index with which to compare its own stock performance since a relevant published industry or line-of-business index does not exist. The Company has selected a grouping of companies that have lines of business similar to its own. All of the companies included in the Peer Group Index are also engaged in other businesses in which the Company does not participate. The common stocks of the following companies have been included in the peer Group Index: Churchill Downs, Inc., Magna Entertainment Corp., and Gemstar-TV Guide International, Inc. The chart assumes $100 was invested on January 1, 1999 in each of the Company’s Common Stock and each of the foregoing indices and assumes reinvestment of dividends. The Company did not pay dividends during the period indicated. The stock performance shown on the graph below is not necessarily indicative of future price performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 1999, David Marshall, Inc. and the Company entered into a services agreement pursuant to which David M. Marshall served as Vice-Chairman of the Board of the

Company until December 31, 1999. For making Mr. Marshall’s services available, David Marshall, Inc. received a base fee of $150,000 per year plus the amount of payroll taxes the Company would have paid if Mr. Marshall were an employee of the Company and other miscellaneous benefits. David Marshall, Inc. was also entitled to receive an annual bonus determined by the Board in its discretion. David Marshall, Inc. terminated the agreement pursuant to a provision which permitted David Marshall, Inc. to terminate the agreement at anytime after December 31, 1999 and receive the compensation and benefits provided under the agreement for two years. The services agreement replaced an employment agreement entered into between Mr. Marshall and the Company in June 1998, which had substantially the same terms. Mr. Marshall resigned his position as Vice Chairman and officer effective December 31, 1999. Mr. Marshall was re-appointed Chairman of the Board and Chief Executive Officer on March 21, 2002. In September 2002, Mr. Marshall became Vice Chairman of the Board. Effective January 31, 2004, Mr. Marshall’s contract automatically renewed for a one-year term.

     The Company entered into a Securities Purchase Agreement on March 21, 2002, whereby the prior Board approved the issuance of two one-year secured notes each in the principal amount of $100,000 at an interest rate of 12% to (1) a corporation owned by David Marshall, who became the Company’s Chairman of the Board and Chief Executive Officer, and (2) Lawrence Lucas. As consideration for the notes, Mr. Marshall’s and Mr. Lucas’s corporations each received five-year warrants to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.50 per share. The sale of the notes and the issuance of the warrants was part of an aggregate financing in the amount of $750,000. In January 2003, the Notes were retired ahead of schedule and both principal and all accrued interest were paid.

     In June 2002, the Company entered into a three year Consulting Agreement with Governor James Edgar to provide political and legislative advice as directed by the Chief Executive Officer. In consideration, Mr. Edgar received options to purchase up to 60,000 shares of common stock at an exercise price of $0.50 per share, vesting ratably over 36 months with a ten-year term.

     In May 2001, the Company entered into a track content and patent license agreement and a warrant issuance agreement with TVG. These agreements relate to the grant by TVG to the Company of a non-exclusive license to use telephones and certain simulcast audio, video and data content for the purpose of streaming such content online and the agreement of race tracks to accept wagers based on such content, and to use TVG’s patented systems for making pari-mutuel wagers on horse races online.

     The license agreement remains in effect until the later of:

•	May 18, 2011;

•	if properly renewed, the last to expire patents will go past 2011; or

•	the date on which the last of TVG’s agreements with the TVG exclusive tracks expires (unless extended, all of TVG’s agreements with the TVG exclusive tracks expire before May 18, 2011).

     The license agreement may be terminated before the expiration of its term

•	by TVG, if the Company ceases to operate its Oregon account wagering hub or another account wagering facility approved by TVG at any time thereafter during the term;

•	by TVG, in the event that the Company brings any legal action against TVG or any of TVG’s affiliates, including Gemstar-TV Guide International, unless it is finally determined in such action that TVG (or its affiliate) acted in bad faith with respect to any claim that is the subject of the legal action; and

•	by either the Company or TVG, in the event that the other party materially breaches the license agreement without cure upon notice.

     In consideration of the rights granted to the Company under the license agreement, the Company agreed to pay to TVG fees based on the handle generated by the Company from wagering activity and issued to TVG warrants to purchase the Company’s common stock on the terms and conditions set forth in the warrant issuance agreement, as described below. The fees the Company pays to TVG are as follows:

•	With respect to wagers processed by the Company through an account wagering facility other than Magna’s, 5.5% of the total handle bet through the Company on races conducted at the TVG exclusive tracks which may include Aqueduct, Arlington International, Belmont Park, Calder Race Course, Churchill Downs, Del Mar, Ellis Park, Emerald Downs, Fairplex Park, Hollywood Park, Hoosier Park, Keeneland, Los Alamitos, Oak Tree/Santa Anita, Portland Meadows, Prairie Meadows, Ruidoso Downs, Saratoga, Saratoga Harness, Suffolk Downs, Turf Paradise, and Turfway Park. For purposes of determining these and other fees payable under the license agreement with respect to the TVG Exclusive Tracks, tracks owned, controlled, or operated by Magna will be deemed to be TVG exclusive tracks to the extent that TVG enters into any agreement with any such track which provides for TVG to have simulcast and account wagering rights on races from such track. These Magna tracks include three tracks currently available on Youbet ExpressSM.

•	With respect to wagers processed through Magna on races conducted at the TVG Exclusive Tracks, the entire commission or other consideration paid to the Company with respect to such wagers.

•	With respect to wagers conducted at four designated non-TVG Exclusive Tracks, 3.0% of the total handle bet through the Company (including wagers processed through Magna).

     The license agreement also provides that the Company will pay to TVG the following fees:

•	With respect to wagers accepted or processed through an account wagering facility other than Magna, the Company will charge customers a transaction fee of 25 cents per wager, with the first $3.00 of such fees per customer per month being retained by the Company, the next $3.00 per customer per month being paid to TVG, and any remaining amounts per customer per month being split equally between the parties. The Company does not charge its customers in this manner.

•	With respect to account wagers processed through Magna, the Company will, at its election, charge customers either a transaction fee per wager of 25 cents or a monthly subscription fee of not less than $5.95 and will split such fees equally with TVG. The Company is permitted to defer payment of these fees until such time as it achieves positive cash flow sufficient to pay the deferred fees. Also, the Company is permitted to modify or waive transaction fees for certain customers, provided that it shares any such fees from such customers equally with TVG.

•	Commencing with the first calendar quarter in which the Company achieves positive cash flow, as defined in the license agreement, and then and thereafter only to the extent of positive cash flow, 50% of gross advertising revenues and 50% of the amount by which gross operating margin (revenues less direct costs) from monthly e-commerce revenues exceeds the gross operating margin from e-commerce revenues for the calendar month of April 2001.

•	With respect to account wagers on races conducted at the TVG exclusive tracks from the Company’s customers in the states where the TVG exclusive tracks are located, (i) pay source market fees and host track fees in accordance with the agreements between TVG and the applicable racing associations and other participants in the horse racing industry and (ii) pay applicable state taxes and fees to the National Thoroughbred Racing Association, subject to a cap of one percent of the total handle bet through the Company.

•	With respect to account wagers on races conducted at the TVG exclusive tracks from the Company’s customers in other states, (i) pay host track fees in accordance with the agreements between TVG and the applicable racing associations and other participants in the horse racing industry and (ii) pay applicable state taxes.

•	With respect to account wagers on races conducted at non-TVG exclusive tracks from the Company’s customers with an account address within a 25-mile radius of any TVG exclusive track, the Company will pay to TVG 10% of all such account wagers, and TVG will retain 50% of such amount and divide the remaining 50% between the TVG exclusive tracks and the Company’s partner tracks located within the 25-mile radius.

     Pursuant to a warrant issuance agreement dated as of May 18, 2001, the Company issued to TVG an initial warrant, entitling TVG to purchase an aggregate of up to 3,884,650 shares of the Company’s common stock at an exercise price of $0.001 per share exercisable for a period of three years. The initial warrant was exercised during the quarter ended June 30, 2002, and TVG continues to hold the initial warrant shares as of the date of this proxy statement.

     The Company issued the additional warrant to TVG on September 20, 2001, entitling TVG to purchase from the Company at any time prior to 5:00 p.m. Pacific Standard Time on May 18, 2004, for an adjusted aggregate exercise price of $36.5 million (reflecting the settlement agreement described below) a number of shares of common stock which, when aggregated with the initial warrant shares, is equal to 51% of the sum of (i) the total number of shares of the Company’s common stock outstanding on the date the additional warrant is exercised, plus (ii) the total number of shares of common stock issuable upon exercise of the additional warrant, plus (iii) the total number of initial warrant. By letter dated March 31, 2004, TVG notified the Company that it will not transfer or exercise the additional warrant. Pursuant to a Settlement Agreement between the Company and TVG, the Company issued TVG 1.0 million shares of the Company’ common stock.

On February 23, 2004, the Company and TVG agreed to settle their disputes. As part of this settlement, Youbet agreed not to seek stockholder approval of certain charter and bylaw provisions, and TVG dropped all pending litigation and the related arbitration. The companies also agreed to recognize the dilutive effects of several specific securities transactions on the additional warrant and gave TVG the right to agree to surrender the additional warrant at any time prior to April 1, 2004 in exchange for one million shares of Youbet common stock. TVG agreed to surrender the additional warrant as of March 31, 2004. The settlement also called for Youbet to reimburse TVG for the legal expenses it incurred during the dispute up to $725,000. Pursuant to this settlement agreement, the Company issued 124,144 shares of common stock valued at $3.35 per share, the fair value on the date of issuance, for a total value of $415,882 to TVG in February 2004 towards satisfaction of the $725,000 legal expense reimbursement. On July 2, 2004, the Company paid TVG $362,500 to satisfy its TVG legal expense reimbursement obligation.

     TVG has exercised its demand registration right under the warrant issuance agreement and requested that the Company register all of TVG’s shares for resale. The Company has filed a registration statement in accordance with TVG’s registration rights set forth in the warrant issuance agreement, and at this time, TVG has not advised the Company of any specific method of distribution or of its timing for any sales of the Company’s common stock.

     The warrant issuance agreement provides that for so long as TVG beneficially owns at least 5% of the Company’s common stock, TVG will have the right to designate at least one of the Company’s directors according to the following formula:

Percentage of Outstanding Common Stock	Ratio of TVG’s Board Designees to Total
Owned by TVG	Number of Directors
5% to 30%	1/5
more than 30% up to 49.9%	2/5
more than 49.9% up to 60%	3/5
more than 60% up to 79.9%	4/5
more than 79.9%	5/5

None of the Company’s current directors nor any nominee has been designated by TVG.

     For a description of certain agreements between the Company and certain current Board members and executive officers, see “Compensation of Executive Officers—Employment, Service and Severance Agreements” above.

PROPOSAL TO BE VOTED UPON

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     The Board has nominated the following seven persons for election as directors of the Company: Charles F. Champion, David M. Marshall, Gary Adelson, Guy Chipparoni, James Edgar, Joseph Barletta and Robert E. Brierley. All of these directors will serve for a term of one (1) year or until such director’s successor is elected and qualified.

     The persons named in the proxy will vote FOR these nominees, except where authority has been withheld as to a particular nominee.

     The seven nominees for director who receive the most votes from those shares present or represented at the meeting will be elected. The nominees have consented to being named in this Proxy Statement and to serve their terms if elected. If the nominees should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons appointed as proxies for any substitute designated by the Board of Directors of the Company.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THESE
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY.

STOCKHOLDER PROPOSALS

     If you wish to submit proposals to be included in the Company’s 2005 proxy statement, the Company must receive your proposals on or before April 25, 2005. Please address your proposals to the Company’s Secretary at Youbet.com, Inc., 5901 De Soto Avenue, Woodland Hills, California 91367. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. In addition, the Company’s by-laws provide that any stockholder proposals, including nominations of directors, may be considered at a stockholders meeting, only if written notice of the proposal is delivered to the Company not less than 50 nor more than 90 days in advance of the meeting. Any stockholder wishing to submit a proposal at the 2005 annual meeting should contact the Secretary of the Company after March 1, 2005 to obtain the actual meeting date and proposal deadlines. A stockholder’s notice to the Company with respect to proposals for a meeting shall set forth as to each matter the stockholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting;

•	the stockholder’s name and address as they appear on the Company’s books;

•	the class and number of shares of common stock that are beneficially owned by such stockholder; and

•	any material interest of the stockholder in such proposal.

For the procedural requirements for stockholders submitting director nominees for consideration, see “Information About the Board of Directors, Board Committees and Director Compensation—Committees of the Board of Directors—Nominating and Corporate Governance Committee” above.

FORWARD-LOOKING STATEMENTS

     This proxy statement contains certain forward-looking statements. Statements containing expressions such “may”, “will”, “project”, “might”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, “potential”, “continue” or “pursue”, or the negative or other variations thereof or comparable terminology used in the Company’s press releases and in its reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this report. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission. Such factors include, without limitation, the following: the timely development and market acceptance of new products and technologies; our ability to secure additional sources of financing; our ability to control operating expenses; increased competition in the advance deposit wagering business; a decline in the public acceptance of wagering; wagering ceasing to be approved in jurisdictions where the Company currently operates; the limitation, conditioning or suspension of any of the Company’s licenses; increases in or new taxes imposed on wagering revenues; loss or retirement of key executives; and a decline in the general economy. Stockholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

APPENDIX I

AUDIT COMMITTEE CHARTER

There shall be a committee of the Board of Directors (the “Board”) of Youbet.com, Inc. (the “Company”) known as the Audit Committee (the “Committee”). This charter governs the operations of the Committee.

Organization

The Committee shall be appointed by the Board and shall comprise at least three directors, each of whom shall satisfy the applicable independence, financial literacy and experience requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”) and any other applicable legal or regulatory requirements. The members of the Committee shall serve on the Committee until they resign or their successors shall be duly appointed and qualified. If a member of the Committee simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and disclose such determination in the Company’s annual proxy statement. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

All members of the Committee shall be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. At least one member of the Committee shall (i) be an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K as promulgated by the Securities and Exchange Commission (“SEC”), or (ii) have past employment experience in finance or accounting or any other comparable experience or background which results in that member’s financial sophistication.

Members of the Committee shall receive compensation in an amount as determined from time to time by the Board. No member of the Committee shall accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or its subsidiaries other than in his or her capacity as a member of the Board, of the Committee or of any other committee of the Board, or in the form of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company provided such amounts are not contingent in any way on continued service.

Statement of Policy

The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, the investment community and others relating to the Company’s financial statements and the financial reporting process, the systems of internal control over financial reporting, the internal audit function, the annual independent audit of the Company’s financial controls, and the annual independent audit of the Company’s financial statements, and ethics programs as established by management and the Board.

It is the responsibility of the Committee to maintain free and open communication between the Committee, Independent Auditors (as defined below), the internal auditors (if applicable) and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Duties

The primary responsibility of the Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company. Management is responsible for preparing the Company’s financial statements and the Independent Auditors are responsible for auditing such financial statements. The Committee shall have a clear understanding with management and the Independent Auditors that the Independent Auditors are ultimately accountable to the Committee, as representatives of the Company’s stockholders.

The following shall be the principal recurring duties of the Committee in carrying out its responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•	The Committee shall have the direct responsibility for the appointment, compensation, retention (with subsequent submission to the Company’s stockholders for ratification) and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (the “Independent Auditors”), and be the governance body to which the Independent Auditors must report directly.

•	The Committee shall report regularly to the Board to review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Independent Auditors or the performance of the internal audit function.

•	The Committee is responsible for ensuring the Independent Auditors’ independence by discussing with the Independent Auditors their independence from management, requiring that the Independent Auditors submit a formal written independence letter at least annually, and monitoring disclosed relationships or services that may impact objectivity or independence.

•	The Committee shall discuss with the Independent Auditors the overall scope and plans for their audit including the adequacy of staffing and compensation, as well as any other matters required to be discussed by any applicable rule or regulation. Also, the Committee shall discuss with management and the Independent Auditors the adequacy and effectiveness of the Company’s internal control over financial reporting, as well as the Company’s system to monitor and manage business risk and ethical compliance programs.

•	The Committee shall review with management and the Independent Auditor the Company’s earnings press releases.

•	The Committee shall review with management and the Independent Auditors the interim financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s Quarterly Report on Form 10-Q or Form 10-QSB, as appropriate. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the Independent Auditors under generally accepted auditing standards. Two members of the Committee may represent the entire committee for the purposes of this review.

•	The Committee shall review with management and the Independent Auditors the financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s Annual Report on Form 10-K or Form 10-KSB, as appropriate (or the annual report to stockholders if distributed prior to the filing of Form 10-K). This review shall include their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the Independent Auditors under generally accepted auditing standards.

•	The Committee shall recommend to the Board whether, based on the Committee’s review of the audited financial statements and its discussions with management and the Independent Auditors, such audited financial statements should be included in the Company’s annual report on Form 10-K or 10-KSB, as appropriate.

•	The Committee shall comply with applicable pre-approval and disclosure requirements for audit services and non-audit services provided by any auditors, as required by Section 10A of the Securities Exchange Act of 1934, as amended (the “Act”).

•	The Committee shall assure the regular rotation of the lead audit partner and compliance with the conflicts of interest requirements of Section 10A of the Act.

•	The Committee shall obtain the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discuss with the independent accountant the independent accountant’s independence.

•	The Committee shall discuss with the Independent Auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented.

•	The Committee shall review any reports required to be delivered to the Committee by any of the Company’s registered public accounting firm(s) pursuant to Section 10A of the Act.

•	The Committee shall review (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the Independent

Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

•	The Committee shall prepare the Audit Committee report required by the SEC to be included in the Company’s annual proxy statement. Such report shall state the name of each member of the Committee and whether the Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the Independent Auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented; and (iii) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence.

•	The Committee shall consider and approve or disapprove any and all transactions involving the Company and any director, executive officer, senior financial officer or any related party and other questions of actual and potential conflicts of interest or appearances of impropriety of or involving the Company’s directors, executive officers or senior financial officers or any related party as they may arise, from time to time, and, when determined to be necessary or appropriate, issue to a director, executive officer or senior financial officer instructions on how to conduct himself/herself in such matters so as to ensure that the best interests of the Company are protected. In considering all such matters, the Committee shall consider at least the following: (i) whether or not the relationship or transaction is on terms and conditions not materially less favorable to the Company than could be obtained from an independent third party (including, if determined necessary or appropriate, obtaining independent support for such conclusion); (ii) the reasons for and the benefits obtainable by the Company from such relationship or transaction; (iii) the impact of such relationship or transaction on the director’s or officer’s ability to continue to serve the best interests of the Company; and (iv) anticipated stockholder reaction to such relationship or transaction. The Committee shall ensure that all approved related party transactions or other actual and potential conflicts of interest or appearances of impropriety, to the extent determined material, are properly disclosed to the Company’s stockholders in accordance with the applicable rules and requirements of the SEC and Nasdaq.

•	The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by Company employees and others of concerns regarding questionable accounting or auditing matters.

•	The Committee shall engage independent counsel and other advisers, as the Committee determines necessary to carry out its duties.

•	The Committee shall determine the level of appropriate funding for the Committee to (i) compensate to any registered accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensate to any advisers employed by the Committee and (iii) pay ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties; and communicate such funding amount to the Board as necessary for funding purposes.

•	The Committee shall annually review and reassess the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.

•	The Committee shall perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Board may delegate to the Committee.

Performance Evaluation

          The Committee shall complete an annual evaluation of the Committee’s performance.

Disclosure of Charter

          This Charter will be made available on the Company’s website and filed with the Company’s Proxy Statement every three years, or more frequently as required by the applicable rules and regulations of the SEC and Nasdaq.

Exhibit A

YOUBET.COM, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
AUGUST 24, 2004

INSTRUCTIONS FOR VOTING YOUR PROXY BY INTERNET OR MAIL

THROUGH THE INTERNET	BY MAIL
1. Access the website at https://www.proxyvotenow.com/	1.	Mark, sign and date your proxy.

2. Enter the Control Number located in the box below when prompted.	2.	Return the card in the postage-paid envelope provided.

3. Follow the simple instructions to register your vote.

Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

BY TELEPHONE

1. Call toll-free 1-800-PROXIES (1-800-776-9437).

2. Enter the Control Number located in the box below when prompted.

3. Follow the simple instructions to register your vote.

Please note all votes cast via the internet and by telephone must be cast prior to 11:59 p.m., New York City time on August 23, 2004.

COMPANY NUMBER
ACCOUNT NUMBER

The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated August 3, 2004 and hereby appoints Charles F. Champion and Gary W. Sproule, or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of common stock of YouBet.com, Inc. (the “Company”) at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters office located at 5901 De Soto Avenue, Woodland Hills, California 91367, on August 24, 2004, at Noon, Pacific Time, and at any adjournments or postponements thereof.

1.	For All of the Following Nominees

Withhold All

For All Except the Following Nominees:

The Board of Directors has nominated the following seven persons for election as directors of the Company: Charles F. Champion, David M. Marshall, Gary Adelson, Guy Chipparoni, James Edgar, Joseph Barletta and Robert E. Brierley. All of these directors will serve for a term of one (1) year or until such director’s successor is elected and qualified.

The Board of Directors recommends a vote FOR the nominees and the proposal above and if no specification is made, the shares will be voted for such nominees and proposal.

2. In their discretion, upon such other matters as may properly come before the meeting.

Stockholder’s Signature

     The stockholder’s signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Please sign, date and return this proxy card in the enclosed envelope. This proxy card will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of all nominees in Item 1 and will grant discretionary authority pursuant to Item 2. This proxy will revoke all prior proxies signed by you.

Signature                                        Signature, if held jointly

Dated                                       , 2004